                                  EXHIBIT 10.12

                               SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT ("Sublease") is entered into this 31 day of October, 2000, by and between Enmax Corporation ("Sublessor"), and EnvironMax.com, Inc. ("Sublessee"), with reference to the following:

        A. Sublessor, as tenant, entered into that certain lease agreement ("Prime Lease") dated December 4, 1997, with Associated Western Universities, Inc.("Landlord"), as landlord, leasing certain property located at 4190 S. Highland Drive, Suite 4190, Salt Lake City, Utah ("Premises"), as more particularly described in the Prime Lease. A copy of the Prime Lease including all amendments thereto is attached hereto as Exhibit A and made a part hereof.

        B. Sublessor and Sublessee have agreed, that Sublessor shall sublet to Sublessee, and Sublessee shall sublease from Sublessor, a portion of the Premises in accordance with the terms of this Sublease.

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby covenant and agree as follows:

        1. Subleased Premises. Sublessor hereby leases to Sublessee, and Sublessee leases from Sublessor, approximately 2800 square feet of space, comprising a portion of the Premises, which is more particularly shown cross hatched in red on the schematic drawing attached hereto as Exhibit B ("Subleased Premises").

        2. Term.

                a. Original Term. The term ("Original Term") of this Sublease shall commence on November 1, 2000 ("Commencement Date"), and shall end on October 31, 2001, unless sooner terminated pursuant to this Sublease or the Prime Lease.

        3. Rent. Sublessee shall pay to Sublessor, as monthly rent ("Rent") for the Subleased Premises, in advance on the first day of each and every month during the term hereof beginning on November 1, 2000, without deduction or offset, the amount of $6,629. It is the intent of the parties that Sublessee shall pay any and all costs and expense related to the Subleased Premises including common area charges and utilities. If the Commencement Date or the expiration or termination date of this Sublease occurs on a day other than the first day of a calendar month, the Rent for such fractional month shall be prorated on a per diem basis. All Rent shall be paid by Sublessee to Sublessor in lawful money of the United States of America, in immediately available funds, without notice or demand, at the address for Sublessor set forth below. Sublessee shall pay when due during the Term all charges for utilities of any nature incurred at the Subleased Premises.

        4. Use. Sublessee shall use the Subleased Premises for the carrying out of its business and for no other purpose without the prior written consent of Sublessor. Sublessee's



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violation of this clause shall constitute a material breach by Sublessee under this Sublease, which shall entitle Sublessor to pursue any of the remedies available to Sublessor under this Sublease.

        5. Late Fee and Interest. All installments of Rent which are not paid by Sublessee to Sublessor within five (5) days after the same is due ("Delinquency Date") shall bear interest from and after the due date until paid at a rate equal to the lesser of eighteen percent (18%) per annum or the highest legal rate of interest. In addition to the foregoing, Sublessee shall immediately pay Sublessor as a late fee an amount equal to five percent (5%) of any amounts not paid to Sublessor on or before such Delinquency Date.

        6. Use; Alterations. The Subleased Premises shall be used solely for uses permitted by the Prime Lease. Sublessee shall not make any alterations, additions, or improvements to the Subleased Premises without Sublessor's prior written consent. In connection with the operation of Sublessee's business in the Subleased Premises, Sublessee shall be responsible for complying with all applicable governmental laws, statutes, rules, regulations, orders and ordinances ("Laws"). In the event any governmental authority requires any repairs, improvements or alterations to be made to the Subleased Premises or any portion thereof (collectively, "Governmental Repairs") as a result of the specific nature of Sublessee's business operations in the Subleased Premises, Sublessee shall make and pay for such Governmental Repairs. Any such Governmental Repairs shall be completed in accordance with plans and specifications approved by Sublessor and Sublessor shall have the option, in its sole discretion, to complete any such Governmental Repairs and bill Sublessee for all costs in connection therewith.

        7. Condition of Subleased Premises. Sublessee represents to Sublessor that Sublessee has been given the opportunity to inspect the Subleased Premises prior to the execution and delivery of this Sublease and has found the same to be satisfactory for all purposes hereunder and, Sublessee accepts the Subleased Premises in, their "As Is", "Where Is" condition, subject to all legal requirements, and any state of facts which an accurate survey or physical inspection of the Sublease Premises might show, without warranties, either express or implied, and "with all faults", including but not limited to both latent and patent defects. Sublessee hereby waives all warranties, express or implied, regarding the title, condition and use of the Subleased Premises, including, but not limited to any warranty of merchantability or fitness for a particular purpose.

        8. Prime Lease. This Sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease shall be applicable to this Sublease with the same force and effect as if Sublessor were the landlord under the Prime Lease and Sublessee were the tenant under the Prime Lease. Sublessee shall have no right to exercise, and Sublessor shall have no obligation to exercise, any options available to Sublessor under the Prime Lease or any rights of control or termination under the Prime Lease. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Sublessor under the Prime Lease, and Sublessee shall indemnify and hold Sublessor and Landlord harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited. Sublessee represents that it has read and is familiar with the terms of the Prime Lease.



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        9. Maintenance. Sublessee covenants and agrees, at its own expense, to keep and maintain the Subleased Premises in good order and repair and shall not damage or deface the Subleased Premises. Sublessee shall be obligated to repair and maintain the Subleased Premises including structural repairs, replacement or repair of plumbing, electrical systems, site improvements such as sewer and water, roof, exterior walls and foundation, entry ways, parking areas, landscaping and walkways, windows, HVAC system, interior walls, lighting, carpeting and flooring. Said repairs and maintenance shall also include, but is not limited to, repairs, cleaning and snow and ice removal.

        10. Insurance.

                a. Sublessee waives all claims against Sublessor for damage to property in, upon or adjoining the Subleased Premises, and for injuries to persons in or about said Subleased Premises from any cause arising at any time during Term, if not attributable to the gross negligence or willful misconduct of Sublessor. Sublessee, at its sole costs and expense, shall maintain throughout the Term commercial general public liability and property damage insurance covering risks on the Subleased Premises in an amount of at least $2,000,000 combined single limit liability, with deductibles of no greater than $5,000.00. Sublessee shall be responsible for the payment of all deductibles in connection with any and all claims under such insurance policy or policies.

                b. During the Term, Sublessee shall maintain an all-risk special form policy of property insurance for the benefit of Sublessor, Sublessor's mortgagee, if any, and Sublessee, on all improvements upon the Subleased Premises, in an amount not less than the full replacement value thereof (excluding excavation, footing and foundation costs), with agreed amount endorsement and deductibles of no greater than $5,000.00. Such replacement cost shall be determined from time to time (but not more frequently than once every three years) at Sublessor's request. Sublessee shall be responsible for the payment of all deductibles in connection with any and all claims under such insurance policy or policies.

                c. Sublessee shall procure, on any policy of all-risk property insurance covering the Subleased Premises and business personal property contained therein, an appropriate endorsement pursuant to which the insurers waive subrogation or consent to a waiver of right of recovery, and having obtained such endorsements of waiver or consent, each party agrees not to: (i) make any claim against or seek to recover from the other for any loss or damage to its property, or the property of others, resulting from fire or other hazards covered by casualty insurance maintained by such party, except for Sublessor's claim against Sublessee for the payment of deductibles in connection with any claim under such insurance as provided in this paragraph 11; (ii) assign to any insurer or to anyone claiming under or through any insurer, any right or cause of action for damages to said property on or to the Subleased Premises or to the building of which the Subleased Premises are a part, compensated for by property insurance or any of the risks enumerated in any other hazard insurance, specifically including such damage caused by negligence, which it now has or may subsequently acquire against the other party during the term of this Sublease, provided, however, that the release, discharge, exoneration, and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of



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subrogation endorsements consenting to a waiver of right of recovery, and shall be co-extensive therewith.

                d. Said policies of insurance shall: (i) name Sublessor as one of the insureds thereunder, (ii) be maintained at Sublessee's sole cost and expense; and (iii) contain a clause or endorsement to the effect that the policy may not be terminated or materially amended except after 10 days written notice thereof to Sublessor. Within 10 days of the date of this Sublease, Sublessee shall deliver copies of said policies or certificates of insurance to Sublessor.

                e. Sublessee agrees to indemnify, defend and hold harmless Sublessor from and against any and all claims, demands, causes of action, costs, losses or expenses, including attorneys' fees and other legal expenses, or other liabilities for damage to property or injury to, harassment of, or death of any person (including any servant, agent or employee of Sublessee, and any servant, agent or employee of any third party hired or retained by Sublessee) arising out of or in consequence of Sublessee's use of the Subleased Premises, the operation of Sublessee's business on the Subleased Premises (including any contamination of the Subleased Premises or any other property resulting from the presence or use of hazardous material caused or permitted by Sublessee), or any other acts or omissions of the Sublessee or any third party hired or retained by Sublessee (or any servant, agent or employee of any of them). Sublessee's obligations hereunder shall survive the expiration or earlier termination of this Sublease.

        11. Default. Each of the following events shall constitute a default by Sublessee under this Sublease:

                a. Sublessee's failure to pay rent;

                b. Sublessee's failure to pay any other sums to be paid by Sublessee hereunder (and not constituting rent), within 10 days after the respective due date thereof;

                c. Sublessee shall commit or allow to continue any other breach of this Sublease, which shall not have been cured within 20 days after written notice from Sublessor specifying the breach; provided, however, that if the breach cannot be cured within 20 days, Sublessee shall not be in default if within such 20 day period, Sublessee shall have commenced to cure said breach and shall continue its efforts with due diligence;

                d. Sublessee shall file, or a third party shall file against Sublessee, a petition in bankruptcy, liquidation, dissolution or reorganization that remains undismissed for 60 days; or

                e. Sublessee shall make a general assignment for the benefit of all creditors of Sublessee.

        12. Remedies. Upon the occurrence of a default, Sublessor has the right to use any of the remedies below:

                a. Terminate this Sublease and thereupon re-enter and take possession of the Subleased Premises by any means provided by law;



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                b. From time to time, without terminating this Sublease,
re-enter (by any means provided by law) and relet the Subleased Premises for the account of Sublessee, upon such reasonable terms and conditions as Sublessor may deem advisable or satisfactory, in which event rents received for such reletting shall be applied first to the expense of such reletting (including necessary renovations to return the Subleased Premises to a condition equivalent to that of their original condition) and thereafter toward payment of all sums due or to become due Sublessor hereunder. If a sufficient sum shall not be realized or secured from such reletting to pay such sums and other charges, Sublessee shall pay Sublessor any deficiency on a monthly basis. Sublessor shall not, in any event, be required to pay Sublessee any surplus of any sums received by Sublessor on a reletting of the Subleased Premises in excess of the amounts due from Sublessee as provided in this Sublease, but all such excess shall become the property of Sublessor;

                c. Continue this Sublease in full force and effect to the end of the term, notwithstanding the occurrence of such default, and enforce, by all proper and legal means, Sublessor's rights herein, including the monthly collection of rent and other amounts due, including without limitation, late payment fees and interest on the amounts due under this Sublease; or

                d. Pursue any other remedy available at law or equity. All remedies provided in this Sublease shall be cumulative and nonexclusive.

        13. Sublessee's Financial Condition. Within ten (10) days after written request from Sublessor, Sublessee shall deliver to Sublessor such financial statements as Sublessor reasonably requires to verify the net worth of Sublessee. Sublessee represents and warrants to Sublessor that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Sublease.

        14. Commissions. Sublessor and Sublessee each hereby represents and warrants to the other that it has not entered into any contracts whatsoever with any brokers or finders or in any manner obligated itself to pay any real estate commission or finder's fee on account of this transaction. In connection with the foregoing, each party hereby agrees to indemnify and hold the other harmless from any claim arising out of or related to a breach by such party of its representations and warranties herein contained.

        15. Surrender. Upon the expiration or earlier termination of this Sublease, Sublessee shall deliver the Subleased Premises to Sublessor in the same condition as of the date hereof, reasonable wear and tear excepted. Sublessee shall reimburse Sublessor for and indemnify Sublessor against all damages which Sublessor incurs from Sublessee's delay in vacating the Subleased Premises.

        16. Holdover. In the event Sublessee holds over, following the expiration or termination of this Sublease, Sublessee shall be deemed to be occupying the Subleased Premises as a month-to-month tenant, and shall pay as rent a sum equal to (i) one hundred fifty twenty five percent (150%) of the Rent and (ii) such other charges as are payable hereunder, pro-rated on a



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monthly basis. In no event shall such holding over be deemed to create a tenancy from year-to-year nor shall either Sublessor or Sublessee have the right to create such a tenancy.

        17. Effective Date. Sublessor and Sublessee acknowledge that Sublessor's right to Sublease the Subleased Premises to Sublessee is subject to Sublessor first obtaining the consent of Landlord, accordingly, this Sublease shall not become effective and it shall be of no force and effect until such consent is obtained. In addition, this Sublease is subject to Sublessor's reference checking on Sublessee.

        18. Assignment; Subletting. Sublessee shall not assign this Sublease nor sublet the Subleased Premises, in whole or in part, and shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise.

        19. Right of Entry. Sublessor hereby reserves the right for itself, and its duly authorized agents and representatives, at all reasonable times, to enter upon the Subleased Premises for the purpose of inspecting the same and showing the same to any prospective tenant, purchaser or encumbrancer, and for all other reasonable purposes. Nothing contained herein shall imply or impose any duty on Sublessor to inspect the Subleased Premises.

        20. Merger. All prior understandings and agreements between Sublessor and Sublessee are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by a signed written agreement.

        21. Waiver. No waiver of any breach hereof by Lessor shall be considered to be a waiver of any other or subsequent breach.

        22. Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor and Sublessee, and their respective executors, administrators, successors and assigns.

        23. Governing Law. This Sublease shall be governed by and interpreted in accordance with the laws of the State of Utah.

        24. Counterparts. This Sublease may be executed in any number of counterpart originals, each of which shall be deemed an original instrument for all purposes, but all of which shall comprise one and the same instrument. This Sublease may be delivered by facsimile.

        IN WITNESS WHEREOF, the parties hereto have executed this Sublease to be effective as of the date first above written.

SUBLESSOR:                             SUBLESSEE:

Enmax Corporation                      EnvironMax.com, Inc
a Utah corporation                     a Utah corporation


By: /s/ CHARLES MEREDITH               By: /s/ FRED NICHOLS
    ------------------------------         -------------------------------------
Print Name: Charles Meredith           Print Name: Fred Nichols
            ----------------------                 -----------------------------
Title: Executive V.P.                  Title: President
       ---------------------------            ----------------------------------



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                               SUBLEASE AGREEMENT

        This Sublease Agreement ("Sublease") is made between Associated Western Universities, Inc., a Utah Corporation, (hereinafter referred to as "Sublessor"), and ENMAX a Utah Corporation (hereinafter referred to as "Sublessee"). Sublessor is the tenant under the lease originally dated December 4, 1997, and its subsequent amendments, with Columbia Development Corporation as Landlord.

        Sublessee hereby offers to sublease from Sublessor the premises situated in Salt Lake City, County of Salt Lake, State of Utah described as follows:
Suite 210, located at 4190 South Highland Drive, Salt Lake City, UT 84124. (Approximately 2,735 rentable square feet on the western half of the 2nd floor south wing. Beginning January 15, 1999, Sublessee will lease approximately 5,856 square feet, the entire south wing) upon the following Conditions and Terms:

1. Terms and Rent. Sublessor subleases the above premises for a term of two year(s), beginning November 15, 1998 and ending on November 14, 2000 for a rental amount of one hundred forty five thousand eight hundred fifteen dollars and ninety two cents ($145,815.92). All rental payments shall be made to Sublessor, at the address below. Beginning January 15, 1999 and ending November 14, 2000 rent is payable in equal installments of $6,369.00/month. Monthly rent may be increased annually by any prorated share of operating expenses documented and passed on to Sublessor by the Landlord or incurred by Sublessor.

2. Use. Sublessee shall use and occupy the premises for: general office use in keeping with the quality and nature of this first class office building. The sublease includes the Sublessee's use of office furniture as outlined in Attachment B during the term of this lease. This furniture is available for the sublessee's use at no additional costs until such time as sublessor has need of or decides to sell the furniture. After November 15, 1999 (one year of lease term), use of the furniture by sublessee will require additional rent at mutually agreed on monthly rate.

3. Alternations. Sublessee shall not, without first securing written consent of Sublessor, make any alterations, additions, or improvements, in, to or about the premises.

4. Care and Maintenance of Premises. Sublessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Sublessee shall, at its own expense and at all time, maintain the premises in good and safe condition, including, at the termination hereof, in as good condition as received, normal wear and tear excepted.

5. Ordinances and Statutes. Sublessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Sublessee.



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6.      Assignment and Subletting. Sublessee shall not assign this Sublease or sublet any portion of the premises without prior written consent of the Sublessor and the Landlord. Any such subletting or assignment without consent shall be void and, at the option of the Sublessor, may terminate this Sublease.

7. Utilities. All applications and connections for necessary utility services on the subleased premises shall be made in the name of Sublessee only, and Sublessee shall be solely liable for utility charges as they become due, including those for telephone services and services not provided by the Landlord. The following utilities and services will be provided by the Landlord, and included within the Sublease cost as Operating Expenses:

        -       Electricity, water, and sewer services.

        - Heating and air conditioning which is the Landlord's judgment are reasonably required for the comfortable use and occupancy of the premises.

        -       Snow and trash removal services.

        -       Landscaping and grounds-keeping service.

        -       Elevator service.

        - Janitorial service for five (5) days per week, holidays excluded.

8. Entry and Inspection. Sublessee shall permit Sublessor, or Sublessor's agents, the Landlord or Landlord's agents to enter upon the premises at reasonable times and upon reasonable notice for the purpose of inspecting the same and will permit Sublessor at any time within ninety
        (90) days prior to the expiration of this Sublease, to place upon the premises any usual "To Let" or "For Sublease" signs, and permit persons desiring to Sublease the same to inspect the premises thereafter.

9. Indemnification of Sublessor. Sublessor shall not be liable for any damage or injury to Sublessee, or any other person, or to any property, occurring on the Subleased premises or any part thereof, and Sublessee agrees to hold Sublessor harmless from any claims for damages, no matter how caused.

10. Insurance. Sublessee shall, at all times during the term of this Sublease, and at its own cost and expense, procure and continue in force the insurance which insures Sublessee and Sublessor with minimum coverage as follows:

        (a): Bodily Injury and Property Damage Liability Insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000.00.

        (b): Fire and Extended Coverage Insurance, including vandalism and malicious mischief coverage, in an amount equal to the full replacement value of all fixtures, furniture and improvements installed by or at the expense of Sublessee.



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        Lessee shall provide Sublessor with a Certificate of Insurance showing
        Sublessor as additional insured. The Certificate shall provide for a ten-day written notice to Sublessor in the event of cancellation or material change of coverage.

11. Eminent Domain. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Sublessee's use of the premises, shall be taken by eminent domain, this Sublease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond the date shall be repaid to Sublessee. Sublessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Sublessee may file a claim for any taking of fixtures and improvements owned by Sublessee, and for moving expenses.

12. Security Deposit. Sublessee shall deposit with Sublessor on the signing of this Sublease the total sum of six thousand three hundred sixty nine dollars, $6,369.00) as security deposit for the performance of Sublessee's obligation under this Sublease, including without limitation the surrender of possession of the premises to Sublessor as herein provided. If Sublessor applies any part of the deposit to cure any default of Sublessee, Sublessee shall on demand deposit with Sublessor the amount so applied so that Sublessor shall have the full deposit on hand at all times during the term of this Sublease. Provided Sublessee is not in default in the payment of rent or any other charges due to Sublessor, and further provided the demised premises are left in good condition, reasonable wear and tear excepted, as described in, said deposit (which shall not bear interest to Sublessee) shall be returned to Sublessee within thirty (30) days after the termination of this Sublease. If Sublessee is in default or if the premises are not left in good condition, then the security deposit shall be applied to the extent available on account of sums due to Sublessor or to the cost of repairing damages to the demised premises.

13. Sublessor's Remedies on Default. If Sublessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Sublessor may give Sublessee notice of such default and if Sublessee does not cure any such default within 10 calendar days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period) then Sublessor may terminate this Sublease on not less than 20 calendar days notice to Sublessee. On the date specified in such notice the term of this Sublease shall terminate and Sublessee shall then quit and surrender the premises to Sublessor, but Sublessee shall remain liable as hereinafter provided. If this Sublease shall have been so terminated by Sublessor, Sublessor may at any time thereafter resume possession of the premises by any lawful means and remove Sublessee or there occupants and their effects.

14. Waiver. No failure of Sublessor to enforce any term hereof shall be deemed to be a waiver.

15. Attorney's Fees. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the



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        premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

16. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Sublessee at the premises, or Sublessor at the address shown below, or at such other places as may be designated by the parties from time to time.

17. Option to Renew. The Sublessor will notify the Sublessee at least one hundred twenty (120) calendar days prior to the expiration of this Sublease whether any or all of the space will continue to be available for sublease and for what time period. The Sublessee will provide written notice to the Sublessor at least ninety (90) calendar days prior to the expiration of this Sublease of its intent to vacate or negotiate renewal of this Sublease.

18. Subordination. This Sublease is and shall be subordinated to all existing and future liens and encumbrances against the property.

19. Entire Agreement. The foregoing constitutes agreement between the parties and may be modified only by written agreement by both parties. The Exhibits listed below, if any, have been made a part of this Sublease before the parties' execution hereof:

        Signed this ____ day of February, ____.

Sublessee:                             Sublessor:


By: /s/ GENOWEFA CRAIG                 By: /s/ DONALD C. BROWN
    ------------------------------         -------------------------------------
    Genowefa Craig                         Donald C. Brown
    Director of Administration             Vice President for Operations
    ENMAX Corporation                      Associated Western Universities, Inc.
    201 South Main Street, Suite 900       4190 South Highland Drive, Suite 211
    Salt Lake City, UT 84111               Salt Lake City, UT 84124


Exhibit A:  Floor plan of Suite 210.
Exhibit B:  Listing of furniture included in this sublease.



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

                           SUBLEASING WAIVER AGREEMENT

        This agreement between Enmax Corporation, a Utah Corporation ("Sublessee") and Associated Western Universities, Inc., a Utah Corporation ("Sublessor") and Columbia Development Corporation ("Landlord") is an addendum to the sublease entered into between Sublessee and Sublessor on the 24th day of October 2000 for the subleasing of the premises at 4190 South Highland Drive Suite 210, Salt Lake City, Utah, 84124. The Sublessor and Landlord hereby grant Sublessee the right to sublease all or a portion of the premises referred to in the Sublease to EnvironMax.com, its wholly owned subsidiary for the remainder of the term of the lease. This addendum to the sublease does not provide any rights other than the ability to sublease to EnvironMax.com, all or a portion of the leased facilities. No other subleases will be allowed under the terms of the lease unless written authorization is obtained from Sublessor and Landlord. Also, this waiver provides for no other changes to the Sublease Agreement.

        Signed the ____ day of November 2000.

     Sublessee:                        Sublessor:                             Landlord:
By: /s/ GENOWEFA CRAIG            By: /s/ DONALD C. BROWN                By: /s/ RICK KLEIN
    ----------------------------      ----------------------------           ----------------------
Genowefa Craig                    Donald C. Brown                        Columbia Development Corp.
Director of Administration        Vice President for Operations
ENMAX Corporation                 Associated Western Universities, Inc.
201 South Main Street, Suite 900  4190 S.  Highland  Drive,  Suite 211
Salt Lake City, Utah 84111        Salt Lake City, Utah 84111
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